   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 27, 1996

                                              REGISTRATION NO. 333-_____________
________________________________________________________________________________
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ___________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ___________

                        GENERAL GROWTH PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                     42-1283895
             (State or other jurisdiction of   (I.R.S. Employer
            incorporation or organization)   Identification No.)

                     55 WEST MONROE STREET - SUITE 3100
                           CHICAGO, ILLINOIS 60603
                               (312) 551-5000
 (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                            Mr. Matthew Bucksbaum
                    Chairman and Chief Executive Officer
                       General Growth Properties, Inc.
                     55 West Monroe Street - Suite 3100
                           Chicago, Illinois 60603

                                    copy to:

                         Marshall E. Eisenberg, Esq.
                          Neal, Gerber & Eisenberg
                           2 North LaSalle Street
                           Chicago, Illinois 60602
                               (312) 269-8000
     (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  ___________

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after the Registration Statement becomes effective.
                                  ___________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: []
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []
                                  ___________

                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM  PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF            AMOUNT TO     OFFERING PRICE       AGGREGATE         AMOUNT OF
     SECURITIES TO BE REGISTERED        BE REGISTERED   PER SHARE (1)    OFFERING PRICE(1)  REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share     895,928         $27.9375         $25,029,988        $7,586
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 25, 1996.

                                  ___________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________
_______________________________________________________________________________

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


          SUBJECT TO COMPLETION, DATED NOVEMBER 27, 1996


PROSPECTUS
----------

                                895,928 SHARES

                       GENERAL GROWTH PROPERTIES, INC.
                                 COMMON STOCK
                          (PAR VALUE $.10 PER SHARE)



     This Prospectus relates to 895,928 shares (the "Shares") of Common Stock, par value $.10 per share (the "Common Stock") of General Growth Properties, Inc. (the "Company"). The Shares are being offered by the stockholder described herein (the "Selling Stockholder") which acquired the Shares in connection with the sale to the Company of certain real and personal property commonly known as Sooner Fashion Mall in Norman, Oklahoma. The Company will not receive any proceeds from the sale of Shares by the Selling Stockholder.

     The Company has been advised by the Selling Stockholder that the Shares may be offered or sold by or for the account of such Selling Stockholder from time to time, at prices and on terms to be determined at the time of sale, to purchasers directly or by or through brokers, dealers, agents or underwriters who may receive compensation in the form of discounts, concessions or commissions. The Selling Stockholder and any brokers, dealers, agents or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any discounts, concessions and commissions received by any such brokers, dealers, agents or underwriters and any profit on resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The aggregate net proceeds to the Selling Stockholder from the sale of the Shares will be the purchase price of such Shares less any commissions. The Selling Stockholder may also distribute Shares to investors in its Separate Account 8 (Prime Property Fund) in full or partial satisfaction of such investors' withdrawal requests. See "Plan of Distribution."

     The Common Stock is listed on the New York Stock Exchange (the "NYSE") and traded under the symbol "GGP." The last reported sale price of the Common Stock on the NYSE on November 25, 1996 was $28 per share.


                           _____________________


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS.  ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.


                            ____________________


     The date of this Prospectus is __________ __, 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such materials also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange (the "NYSE") and such reports, proxy statements and other information also can be inspected at the offices of the NYSE, 20 Broad Street, 17th Floor, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Act, with respect to the Shares offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items and information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Room of the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference and are made a part hereof:

           1. Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Company 10-K");

           2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

           3. Current Report on Form 8-K dated January 3, 1996;

           4. Current Report on Form 8-K dated January 5, 1996;

           5. Current Report on Form 8-K/A dated March 5, 1996;

           6. Current Report on Form 8-K dated July 16, 1996;

           7. Current Report on Form 8-K dated July 17, 1996;

           8. The portions of the Company's Proxy Statement for its 1996 Annual Meeting of Stockholders that have been incorporated by reference into the Company 10-K; and

           9. The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed by the Company with the Commission on January 12, 1993, pursuant to
      Section 12(b) of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (excluding exhibits to such information which are not specifically incorporated by reference into such information). Requests for such information should be directed to General Growth Properties, Inc., 55 West Monroe Street - Suite 3100, Chicago, Illinois 60603, Attention: Director of Investor Relations, Telephone (312) 551-5000.


                                  THE COMPANY

     The Company is a self-managed real estate investment trust which, through its general partnership interest in GGP Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), and its interest in CenterMark Properties, Inc. ("CenterMark"), owns, operates, acquires and develops enclosed mall shopping centers located throughout the United States. The Company and the Operating Partnership together own 100% of 26 enclosed mall shopping centers containing an aggregate of approximately 17 million square feet of gross retail space, including anchors, freestanding stores and mall tenant areas ("GLA"). On December 22, 1995, the Company, through the Operating Partnership's ownership of stock in GGP/Homart, Inc. acquired a 38.2% interest in substantially all of the regional mall assets and liabilities that were owned by Homart Development Co., an indirect wholly-owned subsidiary of Sears, Roebuck & Co. GGP/Homart, Inc. currently owns interests in 26 shopping centers which contain approximately 21.9 million square feet of GLA.

     In order to maintain its qualification as a real estate investment trust (a "REIT") for federal income tax purposes, the Company is required to distribute at least 95% of its taxable income each year.

     On July 1, 1996, the Operating Partnership sold 40% of its remaining interest in CenterMark, the Los Angeles-based shopping center owner and operator, to CenterMark for $87,000,000 in cash. The purchase occurred pursuant to the exercise of an option which was previously granted to another CenterMark stockholder and assigned to CenterMark. Under the terms of such option and subject to the satisfaction of certain conditions, the Operating Partnership also will sell to CenterMark the remainder of its CenterMark interest on January 2, 1997 for $130,500,000 in cash.

     The Company is incorporated under the laws of the State of Delaware. Its principal executive offices are located at 55 West Monroe Street - Suite 3100, Chicago, Illinois 60603, and its telephone number is (312) 551-5000.

                              SELLING STOCKHOLDER

     The following table sets forth with respect to the Selling Stockholder (i) the number of shares of Common Stock received by it in connection with the sale to the Company of the Sooner Fashion Mall and owned as of November 27, 1996 and prior to the offering contemplated hereby, (ii) the maximum number of Shares which may be sold in the offering and (iii) the number such of shares of Common Stock which will be owned after the offering, assuming the sale of all the Shares set forth in (ii) above:


                                    Ownership                         Ownership
                                Prior to Offering      Shares      After Offering
                              ---------------------    to Be     -------------------
Selling Stockholder            Shares    Percentage   Offered    Shares   Percentage
----------------------------  ---------  ----------  ----------  -------  ----------

The Equitable Life Assurance    895,928    2.9%      895,928(1)    0 (1)      -  (1)
Society of the United States


(1)The exact number of Shares to be sold at any time or from time to time cannot currently be determined.


The Selling Stockholder and its affiliates are actively engaged in securities investment for their own accounts and for the accounts of others and may hold additional shares of Common Stock. The Selling Stockholder believes and has advised the Company, which is relying on such advice, that such holdings, if any, are not material in relation to the total number of shares of Common Stock outstanding.

     During the past three years, General Growth Management, Inc., an indirect wholly-owned subsidiary of the Company ("GGMI"), has provided management, leasing and development services for malls in which the Selling Stockholder has an interest. During 1995, GGMI provided such services to 28 such malls and received approximately $8,380,000 in fees from the Selling Stockholder. As of September 30, 1996, GGMI was providing these services to 21 such malls and for the nine months then ended, had received approximately $5,281,000 in fees from the Selling Stockholder.

                              PLAN OF DISTRIBUTION

     The Company has been advised by the Selling Stockholder that it may sell all or a portion of the Shares offered by it hereby from time to time on the NYSE. The Selling Stockholder may also make private sales to purchasers directly or by or through a broker or brokers, and may, from time to time, distribute Shares to investors in the Selling Stockholder's Separate Account 8 (Prime Property Fund) in full or partial satisfaction of such investors' withdrawal requests. Alternatively, the Selling Stockholder may from time to time offer the Shares through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Stockholder and/or the purchasers of the Shares for whom they may act as agent. The distribution of the Shares may be effected from time to time in one or more transactions, which may involve block transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale or at negotiated prices. The Selling Stockholder is not restricted as to the price or prices at which it may sell Shares or as to the number of Shares that may be sold at any one time except that the Selling Stockholder has agreed that its sales of Shares on a cumulative basis will not exceed 1/6th of the Shares (after deducting the number of Shares distributed to Separate Account 8 (Prime Property Fund)) multiplied by the number of months elapsed since November 27, 1996 through the date of such sale. Such sale or sales may have an adverse effect on the market price for the Common Stock. To the extent required under applicable law, the number of Shares to be sold, the purchase price, the name of any such agent, broker, dealer or underwriter and any applicable commissions with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate net proceeds to the Selling Stockholder from the sale of the Shares will be the purchase price of such Shares less any commissions.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Selling Stockholder and any brokers, dealers, agents or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     No underwriter, broker, dealer or agent has been engaged by the Company in connection with the distribution of the Shares.

     Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Stockholder will sell any or all of the Shares. The Selling Stockholder may transfer, devise or gift such Shares by other means not described herein.

     The Company will pay all of the expenses incident to the registration of the Shares, other than underwriting discounts and selling commissions, if any.

     The Company has agreed to indemnify the Selling Stockholder and each person, if any, who controls it against certain liabilities arising under the Securities Act.


                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Neal, Gerber & Eisenberg.


                                    EXPERTS

     The consolidated financial statements and schedule of the Company as of December 31, 1995 and 1994 and for the three years in the period ended December 31, 1995 and the consolidated financial statements of CenterMark Properties, Inc. as of December 31, 1995 and 1994 and for the year ended December 31, 1995 and the periods from February 12, 1994 through December 31, 1994 and from January 1, 1994 through February 12, 1994 have been incorporated by reference herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of CenterMark Properties, Inc. for the year ended December 31, 1993, incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm and given on the authority of such firm as experts in accounting and auditing. The consolidated financial statements of GGP/Homart, Inc. as of December 31, 1995 and for the period from December 22, 1995 through December 31, 1995, incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm and given on the authority of such firm as experts in accounting and auditing.

________________________________________________________________________________
________________________________________________________________________________



     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDER OR ANY BROKER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.



                            ________________________



                               TABLE OF CONTENTS

                                                       PAGE


                    Available Information ............    2
                    Incorporation of Certain Documents
                    by Reference .....................    2
                    The Company ......................    3
                    Selling Stockholder ..............    4
                    Plan of Distribution .............    4
                    Legal Matters ....................    5
                    Experts ..........................    5

________________________________________________________________________________
________________________________________________________________________________


________________________________________________________________________________
________________________________________________________________________________

                                 895,928 SHARES




                                 GENERAL GROWTH
                                PROPERTIES, INC.




                                  COMMON STOCK







                                 ______________

                                   PROSPECTUS

                                 ______________









                              __________ ___, 1996




________________________________________________________________________________
________________________________________________________________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than discounts, concessions and brokerage commissions.


SEC registration fee.......................   $ 7,586
Blue sky fees and expenses.................       250*
Legal fees and expenses....................     5,000*
Accounting fees and expenses...............     2,500*
Miscellaneous (including NYSE listing fees)     1,664*
Total......................................   $17,000*

__________________
*    Estimated

     The Company will bear all of the foregoing expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation. In its Certificate of Incorporation, the Company has adopted (a) the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit and (b) the provisions of
Section 145 of the Delaware Law, which provide that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

     The Company has entered into indemnification agreements with each of its officers and directors. The indemnification agreements, among other things, require the indemnification of the Company's officers and directors to the fullest extent permitted by law, and require that the Company advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Such indemnification agreements also provide for the indemnification and advance of all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and require the Company to cover officers and directors under the Company's directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Certificate and the Bylaws, such agreements provide greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights they provide.

     In connection with the merger referred to on the cover page of the Prospectus, the Company agreed to indemnify the Selling Stockholder and its controlling persons, if any, against certain liabilities, including liabilities under the Securities Act.

ITEM 16.  EXHIBITS.


   4  Specimen certificate representing Common Stock (incorporated by reference to the Company's
      Registration Statement on Form S-11 (File No. 33-56640), filed on April 6, 1993).
   5  Opinion of Neal, Gerber & Eisenberg.
23.1  Consent of Coopers & Lybrand L.L.P.
23.2  Consent of Deloitte & Touche LLP.
23.3  Consent of Deloitte & Touche LLP.
23.4  Consent of Neal, Gerber & Eisenberg
  24  Powers of Attorney of certain officers and directors of the company (included on signature page).

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
      Statement:

                 (i) To include any prospectus required by Section
            10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or
            events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
            Statement;

                 (iii) To include any material information with
            respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance payments and the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 25, 1996.

                                    GENERAL GROWTH PROPERTIES, INC.
                                         (Registrant)

                                    By:  /s/ Matthew Bucksbaum
                                       ----------------------------------
                                         Matthew Bucksbaum
                                         Chairman of the Board and Chief
                                    Executive Officer

     We, the undersigned officers and directors of General Growth Properties, Inc., hereby severally constitute Matthew Bucksbaum, Robert Michaels and Bernard Freibaum, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally to do all such things in our name and behalf in such capacities to enable General Growth Properties, Inc. to comply with the applicable provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on November 25, 1996, by the following persons in the capacities indicated:


     Signature                                                     Title
     ---------                                                     -----



/s/ Matthew Bucksbaum            Chairman of the Board, Chief Executive Officer
-------------------------        ----------------------------------------------
   Matthew Bucksbaum             and Director (Principal Executive Officer)



/s/ Robert Michaels              President and Director
-------------------------
   Robert Michaels


/s/ John Bucksbaum               Executive Vice President and Director
-------------------------
   John Bucksbaum


/s/ Bernard Freibaum             Executive Vice President and Chief Financial
-------------------------        Officer (Principal Financial and Accounting
   Bernard Freibaum              Officer)


                                 Director
-------------------------
   Anthony Downs

/s/ Morris Mark                  Director
-------------------------
   Morris Mark


                                 Director
-------------------------
   Beth Stewart


/s/ A. Lorne Weil                Director
-------------------------
       A. Lorne Weil

                                 EXHIBIT INDEX






EXHIBIT                                                                                   PAGE
 NO.     DESCRIPTION                                                                    NUMBER
-------  -----------                                                                    ------

4        Specimen certificate representing Common Stock (incorporated by reference to the Company's Registration Statement on Form S-11 (File No. 33-56640),
         filed on April 6, 1993).
5        Opinion of Neal, Gerber & Eisenberg.
23.1     Consent of Coopers & Lybrand L.L.P.
23.2     Consent of Deloitte & Touche LLP.
23.3     Consent of Deloitte & Touche LLP.
23.4     Consent of Neal, Gerber & Eisenberg (included in Exhibit 5).
24       Powers of Attorney of certain officers and directors of the Company (included on signature page).